UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2020

TECH DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive

Clearwater, Florida, 33760

(Address of principal executive offices)

727-539-7429

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange which registered
Common stock, par value $.0015 per share	TECD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, Tech Data Corporation, a Florida corporation (the “Company”) entered into an Agreement and Plan of Merger, dated as of November 12, 2019 (the “Original Agreement”), as amended on November 27, 2019 by Amendment No. 1 to Agreement and Plan of Merger (the “Amendment” and the Original Agreement, as amended by the Amendment, the “Merger Agreement”) with Tiger Midco, LLC, a Delaware limited liability company (“Parent”) and Tiger Merger Sub Co., a Delaware corporation (“Merger Sub”). Pursuant to the terms of the Merger Agreement, and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware and the applicable provisions of the Florida Business Corporation Act, Chapter 607, Part I, Florida Statutes, on June 30, 2020 (the “Effective Time” or “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of certain funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, Inc.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Original Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on November 13, 2019 and is incorporated by reference herein, and (ii) the Amendment, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on November 29, 2019, and is incorporated by reference herein.

Item 1.01.	Entry into a Material Definitive Agreement

ABL Credit Agreement

General

On the Closing Date, in connection with the Merger, the Company assumed Merger Sub’s obligations under an Asset-Based Credit Agreement, dated as of the Closing Date (the “ABL Credit Agreement”), by and among Parent, Merger Sub, the subsidiaries of the Company from time to time party thereto as borrowers, the lenders party thereto from time to time, the issuing banks party thereto from time to time, and Citibank, N.A., as administrative agent and collateral agent, which provides for senior secured financing of up to $5 billion.

Proceeds of the loans were and will be used (i) to fund the transactions contemplated by the Merger Agreement and to pay related fees and expenses, (ii) for working capital purposes and payment of the original issue discount and/or upfront fees and (iii) for other general corporate purposes.

Interest Rates and Fees

Borrowings under the ABL Credit Agreement will bear interest at a rate equal to, at the Company’s option, (a) a LIBOR rate determined by reference to the cost of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate of Citibank, N.A. and (iii) the one month adjusted LIBOR plus 1.00% or (c) certain other customary rates applicable to borrowings of non-US dollar denominated loans, in each case plus an applicable margin.

Collateral and Guarantors

All obligations under the ABL Credit Agreement are unconditionally guaranteed by Parent on a limited-recourse basis, each borrower thereunder (other than in respect of its own obligations) and certain of the Company’s existing and future direct and indirect wholly-owned subsidiaries that own borrowing base assets, subject to certain exceptions. The obligations are secured by a pledge of the Company’s capital stock directly held by Parent and first-priority security interests in substantially all accounts receivables, inventory, general intangibles (other than intellectual property), bank accounts and cash, and books and records related to the foregoing, in each case, subject to certain exceptions.

Restrictive Covenants and Other Matters

The ABL Credit Agreement contains certain customary affirmative and negative covenants and customary events of default, including relating to a change of control. If an event of default occurs, the lenders under the ABL Credit Agreement will be entitled to take various actions, including the acceleration of amounts due under the ABL Credit Agreement and all actions permitted to be taken by a secured creditor in respect of the collateral securing the ABL Credit Agreement.

Offers to Purchase and Consent Solicitations

On March 10, 2020, Merger Sub launched an offer to purchase for cash any and all of the Company’s outstanding 3.700% Senior Notes due 2022 and any and all of the Company’s 4.950% Senior Notes due 2027 (collectively, the “Notes”) and a consent solicitation to amend the indenture and global securities establishing the Notes to (i) eliminate the requirement to make a “change of control” offer in connection with the Merger and (ii) make certain other customary changes for a privately-held company to the “change of control” provisions (the “Proposed Amendments”). On March 24, 2020, Merger Sub announced that the requisite consents were received to adopt the Proposed Amendments, and the Company and MUFG Union Bank, N.A., as trustee under the indenture, entered into supplemental indentures (the “Supplemental Indentures”) with respect to each of the series of Notes to amend the indenture and the global securities by the Proposed Amendments. Upon consummation of the Merger and the satisfaction of certain other conditions, Merger Sub accepted and paid for $434,143,000 principal amount of the 3.700% Senior Notes due 2022, representing approximately 86.83% of the outstanding 3.700% Senior Notes due 2022, and $369,386,000 of the 4.950% Senior Notes due 2027, representing approximately 73.88% of the outstanding 4.950% Senior Notes due 2027, that were in each case subsequently canceled. Upon the acceptance and purchase of all validly tendered Notes by Merger Sub, the Supplemental Indentures, including the Proposed Amendments, became operative.

The foregoing descriptions of the Proposed Amendments and the Supplemental Indentures do not purport to be complete and are qualified in their entirety by reference to the full text of the Supplemental Indentures, which are filed as Exhibits 4.1 and 4.2 to the Current Report on Form 8-K dated March 24, 2020 and filed with the SEC by the Company on March 25, 2020.

Item 1.02.	Termination of a Material Definitive Agreement

On the Closing Date, in connection with the Merger, the Company repaid in full the outstanding amounts under the Third Amended and Restated Revolving Credit Agreement, dated as of May 15, 2019, among the Company, certain subsidiaries of the Company from time to time party thereto, Bank of America, N.A., as administrative agent and the lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Revolver Agreement”) and terminated the Revolver Agreement. No early termination penalties or prepayment premium were incurred by the Company in connection with the termination of the Revolver Agreement.

On the Closing Date, in connection with the Merger, the Company repaid in full the outstanding amounts under the Term Loan Credit Agreement, dated as of August 2, 2019, among the Company, Mizuho Bank, Ltd., as administrative agent and the lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”) and terminated the Term Loan Credit Agreement. No early termination penalties or prepayment premium were incurred by the Company in connection with the termination of the Term Loan Credit Agreement.

On the Closing Date, in connection with the Merger, the Company repaid in full the outstanding amounts under its receivables securitization facility, the Amended and Restated Transfer and Administration Agreement, dated as of August 8, 2017 and as amended on April 16, 2019 and April 23, 2020 among the Company, Tech Data Finance SPV, Inc., The Bank of Nova Scotia, as class agent, bank investor and administrative agent and the other parties from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “TAA”) and terminated the TAA. No early termination penalties or prepayment premium were incurred by the Company in connection with the termination of the TAA.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On the Closing Date, Parent completed the acquisition of the Company. Pursuant to the terms of the Merger Agreement, at the Effective Time Merger Sub merged with and into the Company, with the Company surviving the Merger as a direct wholly owned subsidiary of Parent.

At the Effective Time, each share of common stock, par value $0.0015 per share, of the Company (the “Common Stock”) outstanding immediately prior to the Effective Time (other than shares of Common Stock held by Parent, Merger Sub or the Company (including treasury shares) at the Effective Time) was automatically canceled and converted into the right to receive $145.00 in cash, without interest (the “Merger Consideration”) (less any applicable withholding taxes).

At the Effective Time, each Company RSU Award (as defined in the Merger Agreement) that was outstanding immediately prior to the Effective Time fully vested and was canceled and converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Common Stock subject to such Company RSU Award immediately prior to the Effective Time (less any applicable withholding taxes). Each Company PRSU Award (as defined in the Merger Agreement) that was outstanding immediately prior to the Effective Time was canceled and converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Common Stock subject to such Company PRSU Award immediately prior to the Effective Time (less any applicable withholding taxes), with the number of shares of Common Stock subject to each such Company PRSU Award determined as follows: (A) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2020, the number of shares of Common Stock subject to such Company PRSU Award immediately prior to the Effective Time equaled 110% of the Total Shares Granted as such term is used in the applicable Company PRSU Award (the “Total Shares Granted”) and (B) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2019, the number of shares of Common Stock subject to such Company PRSU Award immediately prior to the Effective Time equaled 130% of the Total Shares Granted.

To complete the Merger and related transactions, Parent has used funds in an amount of approximately $6 billion, which was funded through equity contributions by the Apollo Funds and proceeds from the debt financing transactions as described in Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Merger, the Company notified the NASDAQ Stock Market (“NASDAQ”) that, at the Effective Time, each share of Common Stock issued and outstanding immediately prior to such time (other than shares of Common Stock held by Parent, Merger Sub or the Company (including treasury shares) at the Effective Time) was automatically canceled and converted into the right to receive the Merger Consideration. In addition, the Company requested that NASDAQ delist the Common Stock, and as a result, trading of the Common Stock, which trades under the ticker symbol “TECD” on NASDAQ, was suspended prior to the open of trading on NASDAQ on June 30, 2020. The Company also requested that NASDAQ file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Common Stock from NASDAQ and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Stock will no longer be listed on NASDAQ.

In addition, the Company intends to file a certification on Form 15 with the SEC, requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders

As a result of the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock held by Parent, Merger Sub or the Company (including treasury shares) at the Effective Time) was automatically canceled and converted into the right to receive the Merger Consideration at the Effective Time.

The information set forth under Items 2.01, 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant

As a result of the Merger, a change in control of the Company occurred, and the Company is now a direct wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of the Apollo Funds.

The information set forth in the Introductory Note and under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Effective Time, pursuant to the terms of the Merger Agreement, Robert M. Dutkowsky, Charles E. Adair, Karen Dahut, Harry J. Harczak, Jr., Bridgette P. Heller, Richard T. Hume, Kathleen Misunas, Thomas I. Morgan, Patrick G. Sayer and Savio W. Tung ceased serving as the directors of the Company and Matthew H. Nord and Robert Kalsow-Ramos became the directors of the Company. Following the Effective Time, Richard T. Hume was appointed as an additional director of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the closing of the Merger, immediately following the Effective Time, the Company’s articles of incorporation were amended and restated in their entirety (the “Amended and Restated Articles of Incorporation”) and the Company’s bylaws were amended and restated in their entirety (the “Amended and Restated Bylaws”).

The Amended and Restated Articles of Incorporation of Tech Data Corporation are filed as Exhibit 3.1 hereto and incorporated by reference herein. The Amended and Restated Bylaws of Tech Data Corporation are filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On June 30, 2020, the Company issued a press release announcing the completion of Parent’s acquisition of the Company. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of November 12, 2019, by and among Tech Data Corporation, Tiger Midco, LLC and Tiger Merger Sub Co. (incorporated by reference to Exhibit 2.1 to Tech Data Corporation’s Current Report on Form 8-K filed with the SEC on November 13, 2019).

2.2

Amendment No. 1 to Agreement and Plan of Merger, dated as of November 27, 2019, by and among Tech Data Corporation, Tiger Midco, LLC and Tiger Merger Sub Co. (incorporated by reference to Exhibit 2.1 to Tech Data Corporation’s Current Report on Form 8-K filed with the SEC on November 29, 2019).

3.1	Amended and Restated Articles of Incorporation of Tech Data Corporation.

3.2	Amended and Restated Bylaws of Tech Data Corporation.

99.1	Press Release (furnished under Item 7.01).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: June 30, 2020	/s/ Charles V. Dannewitz
Charles V. Dannewitz
Executive Vice President, & Chief Financial Officer